SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 1, 2001

FAN ENERGY INC.

Nevada
(State or other jurisdiction of incorporation)

000-31079
(Commission file number)

77-0140428
(I.R.S. Employer Identification No.)

11811 North Tatum Boulevard, Suite 3031, Phoenix Arizona 85028
(Address of principal executive offices) (Zip Code)

(602) 953-7701
(Registrant's telephone number, including area code)

Item 4.                 CHANGE OF ACCOUNTANTS.

        (a)(1)(i) In connection with the relocation of its executive offices from Denver, Colorado to Phoenix, Arizona, the Registrant determined to dismiss its principal independent accountant, Wheeler Wasoff, P.C., of Denver, Colorado, effective January 31, 2001.

        (ii) The Independent Auditors’ Reports on the financial statements of the Registrant for each of the past two fiscal years ending December 31, 1998 and 1999, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. Each opinion included an explanatory paragraph which raised substantial doubt about the ability of Registrant to continue as a going concern and each opinion indicated that the financial statements do not include any adjustments that might result from the outcome of this uncertainty.

        (iii) The Board of Directors of the Registrant recommended and approved the decision to change independent accountants.

        (iv)(A) During the Registrant’s two most recent fiscal years and the subsequent interim period preceding the date of dismissal, the Registrant had no disagreements with the former accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the former accountants’ satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

        (b) Effective February 1, 2001, Registrant engaged the firm of Marshall &Weber, CPA’s, PLC as the principal accountant to audit the Registrant’s financial statements at and for the fiscal year ending December 31, 2000.

Item 5.                 OTHER EVENTS.

        Effective at the end of January 2001, Registrant’s principal executive offices were relocated to 11811 North Tatum Boulevard, Suite 3031, Phoenix, Arizona 85028, telephone (602) 953-7701. The Registrant continues to maintain an office, on an interim basis, at the office of Registrant’s Chairman at 1801 Broadway, Suite 720, Denver, Colorado 80202.

Item 7.                 FINANCIAL STATEMENTS AND EXHIBITS.

        The following exhibits are filed as a part of this report.

        (c)         Exhibits.

Exhibit	16 Letter on resignation of certifying accountant dated March 8, 2001.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                   FAN ENERGY INC.

Date         March 8, 2001                                                     By: /s/ Albert Golusin
                                                                                                              Albert Golusin
                                                                                                               Secretary